UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

Amesite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39553	82-3431718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Shelby Street Suite 700 PMB 214 Detroit, MI	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 876-8130

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 15, 2023, Amesite Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting) for the purpose holding a stockholder vote on Proposal 1 and 2 set forth below. A total of 15,592,310 shares of the Company’s common stock, out of a total of 30,400,305 shares of common stock issued and outstanding and entitled to vote, and the 100,000 shares of the Company’s Series A Preferred Stock (the “Preferred Stock”) that was issued an outstanding and entitled to vote at the Special Meeting, each as of the record date for the Special Meeting, were present virtually, or represented by valid proxy at the Special Meeting, constituting a quorum.

As previously described in in the Company’s Definitive Proxy Statement filed with the SEC on January 23, 2023 (the “Proxy Statement”), the holder of record of the 100,000 outstanding shares of the Company’s Preferred Stock was entitled to 100,000,000 votes, had the right to vote only on Proposal 1, and such votes were counted in the same proportion as the shares of Common Stock voted on Proposal 1. Holders of the Company’s common stock were entitled to one vote per share on each proposal.

The following matters were voted upon by the stockholders at the Special Meeting, with the final voting results as follows:

Proposal 1. At the Special Meeting, the proposal to grant discretionary authority to the Company’s board of directors to (A) amend the Company’s certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1:5) to a maximum of a one-for-fifty (1-for-50) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (B) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders was approved by the requisite vote of a majority of the Company’s issued and outstanding shares. The result of the votes were as follows:

For	Against	Abstentions
98,022,343	17,445,060	24,907

Proposal 2. At the Special Meeting, the proposal to the amend Company’s 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares available for issuance under the 2018 Plan by 3,000,000 shares and (ii) increase the amount of shares that may be issued pursuant to the exercise of incentive stock options by 3,000,000 shares was not approved by the requisite vote of a majority of the Company’s issued and outstanding shares. The result of the votes were as follows:

For	Against	Abstentions
8,996,917	1,846,353	16,497

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

Date: February 21, 2023	By:	/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D.
Chief Executive Officer